AMENDMENT NO. 1 TO EXHIBIT A

OF THE CONSLTING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO EXHIBIT A OF THE CONSULTING SERVICES AGREEMENT (this “Amendment No. 1”), is entered into as of June 1, 2014, by and between Trestles Pain Specialists, LLC, a California limited liability company (“Consultant”) and Mesa Pharmacy, Inc., a California corporation (“Company”) to amend Exhibit A of the Consulting Services Agreement on January 23, 2014 (the “Agreement”). All defined terms not defined herein shall have the meanings as ascribed to them in Agreement.

RECITALS

WHEREAS, the Company entered into the Agreement with Consultant, in which the Consultant contracted to provide certain consulting services to the Company in exchange for certain specified consideration as specified in Exhibit A to the Agreement;

WHEREAS, the Parties desire to amend Exhibit A of the Agreement as specified herein, and to leave all other terms and conditions as set forth in the Agreement in full force and effect;

NOW, THEREFORE, in consideration of the mutual promises and agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

EXHIBIT A

DUTIES, SPECIFICATIONS, AND COMPENSATION

DUTIES

The Consultant will perform the following services:

1.	Call for Company’s core programs and products/services in the geographic area of the United States.

2.	Accurately represent and state Company policies to all potential and present customers.

3.	Promptly inform of all potential clients to the Company.

4.	Inform the sales manager of all problems concerning Company customers within the sales territory.

5.	Inform the sales manager if the consultant is representing, or plans to represent any other business firm competitive to the Company.

6.	Telephone the Company with reasonable frequency to discuss sales activity within the territory.

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COMPENSATION

As full compensation for the services rendered pursuant to this Agreement, the Company shall pay the Consultant as follows:

1.	As compensation for Compound Pharmacy sales services rendered pursuant to this Agreement, the Company shall pay the Consultant seventeen and one-half percent (17 ½ %) of the gross amount of qualified prescriptions billed and shipped by the Company. Qualified prescriptions defined as prescriptions that contain all necessary insurance information for the Company to properly bill the prescription.

2.	In the event the Company only receives 20% or less from the factoring companies in which the Company sells its accounts receivables, Consultant will accept, 13% of the gross amount of qualified prescriptions billed and shipped by the Company.

[SIGNATURE PAGE FOLLOWS]

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By signing below, the parties agree to comply with all of the requirements contained in this Amendment No. 1 to the Agreement.

COMPANY:
Mesa Pharmacy, Inc.

By:	/s/ Edward Kurtz
Name:	Edward Kurtz
Its:	Chief Operating Officer

CONSULTANT:
Trestles Pain Specialists, LLC

By:	/s/ John Garbino
Name:	John Garbino
Its:	Chief Executive Officer

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